Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-51603, 333-27437, 333-63659, 333-101792, 333-110961 and 333-159284) and in Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2 to Registration Statement No. 333-159284 of RadioShack Corporation of our report dated December 23, 2009 relating to the financial statements of the RadioShack 401(k) Plan, which appears in this Form 11-K.

/s/  Weaver and Tidwell, L.L.P.
Fort Worth, Texas
November 18, 2010